                                                     Registration No. 333-

      As filed with the Securities and Exchange Commission on July 9, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ----------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SPECTRALINK CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                       84-1141188
 (State or other juris-                            (I.R.S. Employer
diction of incorporation                           Identification No.)
    or organization)

                               5755 CENTRAL AVENUE
                             BOULDER, COLORADO 80301
          (Address, including zip code of Principal Executive Offices)

                    SPECTRALINK CORPORATION STOCK OPTION PLAN
              SPECTRALINK CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                           BRUCE M. HOLLAND, PRESIDENT
                             SPECTRALINK CORPORATION
                               5755 CENTRAL AVENUE
                             BOULDER, COLORADO 80301
                                 (303) 440-5330
                      (Name, address and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                         Proposed                Proposed
  Title of each class of                                  maximum                 maximum                Amount of
     securities to be            Amount to be       offering price per      aggregate offering          registration
        registered                registered              share(1)                 price                     fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share              1,300,000 shares        $4.34                   $ 5,642,000              $1,665
=========================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the bid and ask prices reported on the Nasdaq National Market on July 8, 1998.

         This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8. Pursuant thereto, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-
4650) are hereby incorporated by reference.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 8.  EXHIBITS.


          5.1     Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

         25.1     Power of Attorney (included in Part II of this Registration
                  Statement under the caption "Signatures").

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 8, 1998.


                                        SPECTRALINK CORPORATION


                                         By:   /S/   BRUCE M. HOLLAND
                                               --------------------------
                                                     Bruce M. Holland,
                                                     President


                                POWER OF ATTORNEY

              The undersigned directors and/or officers of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Bruce M. Holland or William R. Mansfield, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

              PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         Signatures                                    Title                                  Date
         ----------                                    -----                                  ----

/S/  BRUCE M. HOLLAND                           Principal Executive Officer              July 8, 1998
---------------------                             and Director
     Bruce M. Holland


/S/  WILLIAM R. MANSFIELD                       Principal Financial Officer              July 8, 1998
-------------------------                         and Principal Accounting Officer
     William R. Mansfield


--------------------------                      Director                                 July __, 1998
     Carl D. Carman


--------------------------                      Director                                 July __, 1998
  Anthony v. Carollo, Jr.


/S/  BURTON J. MCMURTRY                         Director                                 July 8, 1998
-----------------------
     Burton J. McMurtry


/S/  F. GIBSON MYERS, JR.                       Director                                 July 8, 1998
-------------------------
     F. Gibson Myers, Jr.


                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
 5.1           Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

23.1           Consent of Arthur Andersen LLP.

23.2 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

25.1           Power of Attorney (included in Part II of this Registration
               Statement under the caption "Signatures").